=============================================================================



                      SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549


                           _______________________

                                   FORM 8-K

                                CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



             February 10, 1997                  February 7, 1997
             ___________________________________________________
                                               (Date of earliest
                                                event reported)



                      PUGET SOUND POWER & LIGHT COMPANY
             (Exact name of registrant as specified in its charter)


             Washington            1-4393            91-0374630
             (State or other       (Commission       (I.R.S. Employer
             jurisdiction of       File Number)      Identification
             incorporation)                          Number)



             411 108th Avenue N.E., Bellevue, Washington 98004-5515
              (Address of principal executive offices, zip code)


             Registrant's telephone number, including area code:
                                206/454-6363



=============================================================================
ITEM 2  Acquisition or Disposition of Assets

On February 7, 1997, the Boards of Directors of both Puget Sound Power & Light Company and Washington Energy Company gave final approval to merge the two companies on Monday, February 10.

The Board approvals followed the final regulatory approval of the merger. On February 5, 1997, the Washington Utilities and Transportation Commission gave their approval to merge the two companies' respective electric and gas operations into a single energy company.

The new merged company, Puget Sound Energy, Inc., will begin operations as the largest combined electric-and-gas utility in the Northwest. Puget Sound Energy will serve more than 1.1 million customers - 860,000 electric and 500,000 gas accounts, with approximately 250,000 customers with both forms of energy. The company's service territory will cover 11 counties, primarily in western Washington state.

The company will have approximately $4.2 billion in combined assets and approximately $1.6 billion in combined annual revenues.

Public trading in Puget Sound Energy common stock will begin on Tuesday, February 11, under the New York Stock Exchange (NYSE) symbol, PSD.

The merger of Puget Sound Power & Light Company and Washington Energy Company was first announced on October 18, 1995, and was approved by shareholders of both companies on March 20, 1996.

Both Puget Sound Power & Light Company and Washington Energy Company have previous 10-K and 10-Q reports on file with the Commission. Pro-forma financial statements were filed as an exhibit to Puget Sound Power and Light Company's Form 10-Q for the quarter ended September 30, 1997.



                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   PUGET SOUND POWER & LIGHT COMPANY

Date:  February 10, 1997           By    James W. Eldredge

                                      ___________________________
                                         James W. Eldredge
                                         Corporate Secretary
                                         and Controller